EXHIBIT 99.1
ALASKA TANKER COMPANY, LLC
Financial Statements
December 31, 2019 and 2018
(With Independent Auditors’ Report Thereon)

ALASKA TANKER COMPANY, LLC
Financial Statements
December 31, 2019 and 2018

KPMG

KPMG LLP
Suite 3800
1300 South West Fifth Avenue
Portland, OR 97201

Independent Auditors' Report

The Members
Alaska Tanker Company, LLC:

We have audited the accompanying financial statements of Alaska Tanker Company, LLC, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of comprehensive income, members' equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alaska Tanker Company, LLC as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity.

KPMG

Change in Accounting Principles

As discussed in Notes 2 and 7 to the financial statements, the Company changed its method of accounting for revenue due to the adoption of Accounting Standards Update ("ASU") No. 2014-09, *Revenue from Contracts with Customers (Topic 606)* as of January 1, 2019 and its method of accounting for retirement benefits due to the adoption of ASU No. 2017-07, *Compensation – Retirement Benefits (Topic 715)* as of January 1, 2019. Our opinion is not modified with respect to these matters.

KPMG LLP

Portland, Oregon
April 23, 2020

2

ALASKA TANKER COMPANY, LLC
Balance Sheets
December 31, 2019 and 2018
Assets	2019	2018
Current assets:
Cash and cash equivalents	$23,829,178	20,195,042
Investments in trading securities, at fair value (note 9)	1,661,637	4,076,744
Due from members (note 8)	13,846,060	14,449,348
Other receivables	—	200
Prepaid expenses	353,135	228,112
Total current assets	39,690,010	38,949,446
Total assets	$39,690,010	38,949,446
Liabilities and Members’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,441,886	6,902,004
Due to members:
Accrued dividend	9,341,566	9,460,592
Accrued expenses (note 4)	8,042,436	5,289,634
Total current liabilities	21,825,888	21,652,230
Long-term liabilities:
Benefit liabilities (note 10)	8,969,538	8,489,915
Other liabilities (note 7)	9,897,948	8,796,293
Total long-term liabilities	18,867,486	17,286,208
Total liabilities	40,693,374	39,938,438
Commitments and contingencies (note 5)
Members’ equity (deficit):
Members’ equity	100,000	100,000
Accumulated other comprehensive loss	(1,103,364)	(88,992)
Members’ equity (deficit)	(1,003,364)	11,008
Total liabilities and members’ equity (deficit)	$39,690,010	38,949,446
See accompanying notes to financial statements.

ALASKA TANKER COMPANY, LLC
Statements of Comprehensive Income
Years ended December 31, 2019 and 2018
	2019	2018
Revenues	$107,529,138	105,115,136
Preoperating revenues (outside time charters)	2,635,397	—
Total revenues	110,164,535	105,115,136
Cost of operations:
Fuel	34,048,247	36,080,204
Payroll	24,619,124	27,002,901
Port charges	9,855,795	11,987,430
Vessel repairs	4,454,793	5,599,763
Consumables	2,440,105	2,519,927
Project expenses	6,365,330	1,069,324
Insurance, net	818,561	993,741
Other	845,302	962,695
Drydock and customs	6,711,244	159,030
Total cost of operations	90,158,501	86,375,015
Administrative costs	8,539,406	8,404,354
Severance costs	2,635,397	179,810
Operating income	8,831,231	10,155,957
Other income (expense):
Investment income	67,686	147,342
Realized gain on investments in trading securities	402,244	261,985
Unrealized gain (loss) on investments in trading securities	303,134	(748,803)
Other expense	(262,729)	(355,889)
Net income	9,341,566	9,460,592
Other comprehensive income:
Employee benefit plans:
Actuarial (loss) gain	(827,510)	1,476,296
Prior service cost	(186,862)	(186,862)
Comprehensive income	$8,327,194	10,750,026
Dividend declared to members	$9,341,566	9,460,592
See accompanying notes to financial statements.

ALASKA TANKER COMPANY, LLC
Statements of Members’ Equity (Deficit)
Years ended December 31, 2019 and 2018
					Accumulated
					other	Members’
				Members’	comprehensive	equity
	OSG	Keystone	BP Oil	equity	loss	(deficit)
Balance, December 31, 2017	$37,500	37,500	25,000	100,000	(1,378,426)	(1,278,426)
Net income	3,547,722	3,547,722	2,365,148	9,460,592	—	9,460,592
Other comprehensive income:
Employee benefit plans:
Actuarial gain	—	—	—	—	1,476,296	1,476,296
Prior service cost	—	—	—	—	(186,862)	(186,862)
Dividend declared to members	(3,547,722)	(3,547,722)	(2,365,148)	(9,460,592)	—	(9,460,592)
Balance, December 31, 2018	37,500	37,500	25,000	100,000	(88,992)	11,008
Net income	3,561,587	3,561,587	2,218,391	9,341,566	—	9,341,566
Other comprehensive income:
Employee benefit plans:
Actuarial loss	—	—	—	—	(827,510)	(827,510)
Prior service cost	—	—	—	—	(186,862)	(186,862)
Dividend declared to members	(3,561,587)	(3,561,587)	(2,218,391)	(9,341,566)	—	(9,341,566)
Balance, December 31, 2019	$37,500	37,500	25,000	100,000	(1,103,364)	(1,003,364)
See accompanying notes to financial statements.

ALASKA TANKER COMPANY, LLC
Statements of Cash Flows
Years ended December 31, 2019 and 2018
	2019	2018
Cash flows from operating activities:
Net income	$9,341,566	9,460,592
Adjustments to reconcile net income to net cash provided by
operating activities:
Investment income	(67,686)	(147,342)
Net realized gain on investments in trading securities	(402,244)	(261,985)
Net unrealized (gain) loss on investments in trading securities	(303,134)	748,803
Changes in operating assets and liabilities:
Due from members and other receivables	603,488	2,820,039
Prepaid expenses	(125,023)	29,247
Accounts payable	(2,460,118)	1,771,773
Accrued expenses and benefit liabilities	3,232,425	(601,029)
Other liabilities	87,283	220,018
Net cash provided by operating activities	9,906,557	14,040,116
Cash flows from investing activities:
Purchases of investments	(653,440)	(1,975,696)
Investment income	67,686	147,342
Proceeds from sale of investments	3,773,925	5,397,752
Net cash provided by investing activities	3,188,171	3,569,398
Cash flows from financing activities:
Payment of dividend to members	(9,460,592)	(9,992,786)
Net cash used in financing activities	(9,460,592)	(9,992,786)
Net change in cash and cash equivalents	3,634,136	7,616,728
Cash and cash equivalents, beginning of year	20,195,042	12,578,314
Cash and cash equivalents, end of year	$23,829,178	20,195,042
Supplemental disclosure of cash flow information:
Noncash items:
Dividends declared	$9,341,566	9,460,592
See accompanying notes to financial statements.

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

(1)	Organization and Purpose
Alaska Tanker Company, LLC (ATC or the Company) was organized effective March 30, 1999 as a limited liability company in the state of Delaware for the purpose of chartering and operating vessels for the transportation of Alaskan produced crude oil to destinations designated by vessel charterers and to provide tonnage planning and ship scheduling services to such vessel charterers.

The members of the Company and their respective ownership interests are BP Oil Shipping Company USA, Inc. (BP Oil), which owns 25.0%, Keystone Alaska, LLC (Keystone), which owns 37.5% and OSG America, LP (OSG), which owns 37.5%. Total capital contributions of $100,000 were made upon formation of ATC and each member contributed its percentage of initial contribution based on their proportionate ownership.

The term of the Company shall be perpetual unless dissolved or terminated by the members pursuant to the limited liability company agreement (the Agreement). Disposition of a member’s interest can be made only in accordance with the Agreement, which provides, among other things, that any member who wants to dispose of its membership interest (other than to an affiliate of the member) must (i) obtain approval of all of the other members; (ii) receive a bona fide offer to purchase its membership interest from a third party; and (iii) offer to the other members to sell its membership interest on the same terms as the offer from the third party.

Pursuant to the Agreement, each member has agreed it will not resign, retire, or withdraw from the Company, except that BP Oil may withdraw as a member from the Company without cause, upon at least 120 days prior notice to the other members. The withdrawal of BP Oil will not affect the time charters (note 3) with BP Oil and the associated guarantees or other contractual relationships then in place.

Income, loss, and distributions are allocated among the members in accordance with their sharing ratios in effect at the time (currently BP Oil 25.0%, Keystone 37.5%, and OSG 37.5%).

The management of the Company is vested in the member committee, which is composed of three representatives, one from each of the members of the Company. The representatives of Keystone and OSG have one and one half (1½) votes each and the representative of BP Oil has one (1) vote. The member committee may delegate and has delegated certain operating responsibilities and authority to employees of the Company.

On December 26, 2019, OSG, announced that it entered into agreements with BP Oil Shipping Company USA and BP AMI Leasing Inc. (“BP”) to purchase three U.S.-flagged crude oil carrier vessels operated by ATC. As part of the transaction, OSG will acquire the remaining 62.5% interest of ATC that it does not own. On March 12, 2020, OSG completed the purchase of three U.S.-flagged crude oil carrier vessels, the Alaskan Explorer, Alaskan Legend, and Alaskan Navigator from BP and have entered into a bareboat charter with BP for a fourth vessel, the Alaskan Frontier. In connection with these transactions, OSG also completed the acquisition of ATC, making ATC a wholly owned subsidiary of OSG.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include assets and liabilities related to employee benefits and certain accrued liabilities. Actual results could differ from those estimates.

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

(b)	Revenue Recognition
Revenue is recorded pursuant to time charters (note 3) as expenses are incurred and incentive hire is earned. As discussed in note 3, payments under bareboat charters are not recorded by the Company in the accompanying financial statements as an expense nor is the corresponding revenue recorded.
The Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), on January 1, 2019. Under the new standard, there was not a significant change or a material impact to the financials.

(c)	Income Taxes
The Company is taxed as a partnership; accordingly, all income taxes are the responsibility of the members.

(d)	Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash includes cash in banks and cash held onboard vessels in Master Cash Accounts. Cash equivalents consists of highly liquid investments in money market accounts.

(e)	Prepaid Expenses
Prepaid expenses primarily include prepaid insurance costs as of December 31, 2019 and 2018.

(f)	Furniture, Fixtures and Equipment
All expenditures for furniture, fixtures and equipment are reimbursed by BP Oil. Accordingly, the net carrying value of furniture, fixtures, and equipment is zero as of December 31, 2019 and 2018, respectively. As part of the formation of ATC, BP Oil provided approximately $853,000 of furniture, fixtures, and equipment to the Company for use in the administration of its operations. The Company has been provided the furniture, fixtures, and equipment from BP Oil for no charge. Additionally, certain equipment is being leased by the Company under operating leases (note 5).

(g)	Cost of Operations
The Company incurs certain expenses related to the operation of the Alaskan Class vessels. Costs of these operations are expensed as incurred.

(h)	Investments in Trading Securities
Investments held as of December 31, 2019 and 2018 consist of equity securities and are recorded at fair value. Realized gains and losses arising from the sale, collection, or other disposition of investments, as well as unrealized gains and losses, and investment income, are included in earnings.

(i)	Fair Value Measurements
The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

categorized in one of the following levels in accordance with Accounting Standards Update (ASU) No. 2011-04 (see note 9):

Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

(j)	Reclassifications
Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

(3)	Charter Operations
ATC was formed to operate vessels that were chartered to BP Oil in the Alaskan crude oil trade. As of December 31, 2019, there were four remaining bareboat charters. A bareboat charter is a charter in which the owner leases an unmanned ship for a long period of time at a rate that covers any depreciation and a nominal return. ATC, as the charterer, mans, procures all supplies and provisions, insures, maintains, repairs the vessel, and pays for all operating expenses.

The Company in turn charters the vessels under time charters to BP Oil. A time charter is a form of charter where the bareboat charterer leases the vessel and crew to the time charterer for a stipulated period of time. The charterer pays for the vessels’ fuel and port charges in addition to the time charter hire. Pre- operating severance revenues (outside time charters) represent the revenue associated with the severance plan expenditures as outlined further in Note 11.

Each of the Company’s bareboat charters has a corresponding time charter with BP Oil covering identical periods. The time charters contain a basic charter hire payment, which is the same as the charter hire payment required by the corresponding bareboat charter. ATC, as allowed by the time charters, has assigned the bareboat charter hire payments to be made directly by BP Oil to the shipowners or other person as designated by the shipowner. In addition, if a bareboat charter is terminated by the Company, the termination payment required under the bareboat charter will be paid by BP Oil pursuant to the corresponding time charter. The time charters also include supplemental charter hire payments, which consist primarily of reimbursement of the Company’s operating expenses. In addition, as discussed below, the time charters contain a provision for an incentive hire payment. The maximum incentive hire payment available per vessel for the year ended December 31, 2019 is $2,730,328 (adjusted annually by the consumer price index).

As ATC is merely an operator of the vessels under the time charters, the accompanying financial statements reflect only the operating expenses for the vessels and administration costs as well as the revenues from BP Oil to fund those operations plus the incentive hire. BP Oil is responsible for paying all operating costs incurred by ATC. Total bareboat charter payments made directly by BP Oil to the shipowners, or others as designated, which are not reflected in the accompanying financial statements for the years ended December 31, 2019 and 2018, were approximately $110,148,000. This includes approximately $22,030,000 attributable to BP Oil as a result of their 80% ownership in the Alaskan Legend.

The bareboat and time charter periods are the same for each individual vessel and expire on varying dates through 2023.

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

As noted above, the time charters between ATC and BP Oil make provisions for the payment of incentive hire payments. These payments are made upon meeting certain performance measure parameters as contractually defined in the time charter. The performance targets and assessment of achievement are agreed upon annually by the member committee. For the years ended December 31, 2019 and 2018, the Company achieved incentive hire payments totaling $9,341,566 and $9,460,592, respectively, which are included in revenues in the statements of comprehensive income. In 2019, the incentive hire payments included $468,000 of non-time charter incentive hire paid to OSG and Keystone for Tonnage Planning and Ship Services Agreement fees. The time charter incentive hire amount is shared by the members of the Company based upon their sharing ratios and is shown as dividends declared to members in the accompanying financial statements. ATC does not own any vessels, nor does it have any options to acquire vessels under the bareboat charter.

(4)	Accrued Expenses
Accrued expenses consist of the following as of December 31, 2019 and 2018:

	2019	2018
Administrative expenses	$1,713,526	1,866,678
Other	1,059,631	1,048,605
Salaries and wages	888,204	1,021,910
Severence costs	2,635,397	362,735
Retiree medical plan	387,370	389,184
Postretirement plan	354,068	310,351
Voyage expenses	302,570	748
Dyrdock and vessel repairs	701,670	289,423
Total	$8,042,436	5,289,634

(5)	Commitments and Contingencies

(a)	Operating Leases
The Company leases certain office space, equipment and vehicles under noncancelable operating lease agreements. The lease terms vary as do the Company’s renewal options. Expenses related to the leases totaled approximately $383,500 and $350,500 for the years ended December 31, 2019 and 2018, respectively. Future annual lease payments are summarized as follows:

Year ending December 31:
2020	$406,307
2021	127,266
2022		131,084
2023		135,017
2024 and thereafter	69,188
	$868,862

(b)	Contingencies
The Company is currently a party to various claims and legal proceedings. If management believes that a loss arising from these matters is probable and can reasonably be estimated, it records the amount of the loss, or the minimum estimated liability when the loss is estimated using a range, and no point within the range is more probable than another. As additional information becomes available, any potential liability related to these matters is assessed and the estimates are revised, if necessary. Based on currently available information, management believes that the ultimate outcome of these

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

matters, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position or overall trends in results of operations. However, litigation is subject to inherent uncertainties, and unfavorable rulings could occur. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on the financial position and results of operations of the period in which the ruling occurs, or future periods.

(6)	401(k) Plan
The Company has a 401(k) defined contribution plan covering all full time employees other than those subject to collective bargaining with a union and independent contractors. Employees become eligible upon completion of one year of employment, 1,000 hours of service and age 21. Eligible employees may contribute in increments of 1% of eligible compensation, depending on their eligibility, subject to certain Internal Revenue Service (IRS) imposed limitations. The Company will match each dollar of employee savings with $0.75 up to a maximum of 6% of eligible compensation. The Company may, in its sole discretion, change the percentage of its contribution on a prospective basis. The employee contributions are always 100% vested. Company contributions to the 401(k) plan are vested upon the completion of three years of service. For the years ended December 31, 2019 and 2018, the Company contributed approximately $1,116,000 and $1,150,000, respectively.

(7)	Retirement Plans

(a)	Postretirement Plan
The Company has a postretirement medical and life insurance plan (the Postretirement Plan) that provides benefits to shore based employees and nonunion licensed deck officers at least 55 years of age with 10 years or more of service, as defined. The plan was frozen as of December 31, 2016 and closed to new entrants as of January 1, 2017.

During 2019, the mortality table used was the Pri-2012 Healthy mortality table (with white collar adjustment) with generational projection using Scale MP 2019. In 2018, the Company used the RP 2014 White Collar tables with generational projection using Scale MP 2018.

In addition, the Company adopted ASU No. 2017-07, Compensation - Retirement Benefits (Topic 715), on January 1, 2019. Under the new standard, net periodic pension costs, less service costs, were reclassified on the statement of comprehensive income under other expense, in the amount of
$262,729 and $355,889 for 2019 and 2018, respectively

The following are the amounts in accumulated other comprehensive loss that have not yet been recognized as components of net periodic benefit cost:

	2019	2018
Net actuarial loss	$2,449,131	1,621,621
Net prior service credit	(1,345,767)	(1,532,629)
Accumulated other comprehensive loss	$1,103,364	88,992

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

Amounts recognized in accumulated other comprehensive loss are as follows:

	2019	2018
Actuarial loss (gain)	$827,510	(1,476,296)
Prior service cost	186,862	186,862
	$1,014,372	(1,289,434)

The estimated net loss that will be amortized from accumulated other comprehensive loss into net actuarial losses and net prior service credit over the next fiscal year is $133,903 and $186,862, respectively.

The following is a breakdown of certain aggregate components of the Postretirement Plan at December 31, 2019 and 2018 (measurement date of the Postretirement Plan is December 31):

	2019	2018
Projected benefit obligation	$(10,252,016)	(9,106,644)
Fair value of plan assets	—	—
Funded status	$(10,252,016)	(9,106,644)
Accumulated benefit obligation	$(10,252,016)	(9,106,644)

Amounts recognized in the balance sheets at December 31 are as follows:

	2019	2018
Current liabilities	$(354,068)	(310,351)
Noncurrent liabilities	(9,897,948)	(8,796,293)
Accumulated other comprehensive loss	1,103,364	88,992
Net amount recognized	$(9,148,652)	(9,017,652)

The following is a breakdown of postretirement benefits for the years ended December 31, 2019 and 2018:

	2019	2018
Benefit cost	$451,379	556,411
Employer and employee contributions	320,379	305,177
Benefits paid	320,379	305,177

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

The weighted average assumptions used to determine the benefit obligation as of December 31, 2019 and 2018 are as follows:

	2019	2018
Discount rate	3.50%	4.40%
The weighted average assumptions used to determine the net benefit cost for the years ended December 31, 2019 and 2018 are as follows:

	2019	2018
Discount rate	4.40%	3.70%
The Company determines the discount rate utilizing a yield‑curve model.
The initial healthcare cost trend rate at December 31, 2019 was 6.75%, decreasing yearly by 0.25% to 4.75% in 2028. A 1% increase in the assumed healthcare cost trend would increase the benefit cost by $27,502 and the benefit obligation by $195,501. A 1% decrease in the assumed healthcare cost trend would reduce the benefit cost by $21,727 and the benefit obligation by $167,660.

(i)	Cash Flows
The Company’s expected contributions to the Postretirement Plan in 2019 are equal to net claims.
The following benefit payments, which reflect expected future services, as appropriate, are expected to be paid by the Postretirement Plan:

2020	$360,211
2021	376,328
2022	408,346
2023	443,554
2024	472,663
2025–2029	2,503,906

(b)	Multiemployer Plans
In addition to the pension and postretirement benefit plans above, the Company contributes to a number of multiemployer defined benefit pension plans. The risks of participating in these multiemployer plans differ from those of single employer plans in a number of ways. These risks include the following: (1) contributions to the multiemployer plan by the Company may be used to provide benefits to employees of other participating employers; (2) unfunded obligations of other employers participating in the plan may be borne by the participating Company; (3) if the plan is underfunded when a participant leaves a plan they may be required to pay additional amounts referred to as withdrawal liabilities.

The Company’s participation in the multiemployer plans is comprised of six plans, two of which comprise the majority of current year contributions and employee coverage: the MEBA Pension Plan - Defined Benefit Plan (EIN 51 6029896 and plan number 001) and the Seafarers Pension Plan (EIN 13

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

6100329 and plan number 001). The contributions to these two plans were approximately $864,000 and $929,000 for the years ended December 31, 2019 and 2018, respectively.

Total contributions made to other plans were approximately $369,000 and $373,000 for the years ended December 31, 2019 and 2018, respectively. Total contributions to all plans were approximately
$1,233,000 and $1,302,000 for the years ended December 31, 2019 and 2018, respectively. The Company’s contributions to the plans represent less than five percent of the total contributions to the plans by all participants as indicated in the plan’s most recently available annual report for the year ended December 31, 2018.

The MEBA Pension Plan required a minimum contribution of approximately $756,000 for the year ended December 31, 2019, which was specified in the collective bargaining agreement that expires on June 15, 2024. The plan had Green Zone status for the years ended December 31, 2019 and 2018, respectively, which is defined as at least 80% funded. Accordingly, the plan does not have a funding improvement plan in place. The Company’s contributions to this plan were approximately $756,000 and
$805,000 for the years ended December 31, 2019 and 2018, respectively. The Company has paid no surcharges to the plan for the years ended December 31, 2019 and 2018. The Company’s withdrawal liability associated with the MEBA Pension Plan was $9.3 million and $9.0 million for the years ended December 31, 2019 and 2018, respectively. The withdrawal liability is representative of the Company’s proportionate share of the plan’s unfunded vested liability should the Company, or a significant number of other plan participants, decide to withdraw from the plan.

The Seafarers Pension Plan requires a minimum contribution of approximately $108,000 for the year ended December 31, 2019, which was specified in the collective bargaining agreement that expires on June 30, 2022. The plan had Green Zone status for the years ended December 31, 2019 and 2018, respectively, which is defined as at least 80% funded. Accordingly, the plan does not have a funding improvement plan in place. The Company’s contributions to this plan were approximately $108,000 and
$124,000 for the years ended December 31, 2019 and 2018, respectively. The Company has paid no surcharges to the plan for the years ended December 31, 2019 and 2018. The Company has no withdrawal liability associated with the Seafarers Pension Plan for the years ended December 31, 2019 and 2018.

(8)	Related Party Transactions
The Company’s revenues are derived from time charter hire revenues received from BP Oil. For the years ended December 31, 2019 and 2018, the Company incurred expenses of $29,736,112 and $20,941,599, respectively, for bunker fuel and $915,347 and $893,651, respectively, for consumable lube products and vetting inspections in related party transactions with BP Oil. In addition, for the years ended December 31, 2019 and 2018, the Company had $1,855,597 and $3,025,918 due from BP Oil related to the underfunding of operating expenses. In addition, due to the transaction discussed in Footnote 1, the members BP Oil and OSG have agreed upon a Severance and Retention program, discussed further in Footnote 11, of which the members are liable for severance and retention liabilities of ATC in the amount of $2,635,397 and $0 as of December 31, 2019 and 2018.

(9)	Investments in Trading Securities
Investments held as of December 31, 2019 and 2018 consist of equity securities classified in Level 1 of the fair value hierarchy as defined in note 2(i), and were measured using quoted market prices at the reporting date multiplied by the quantity held.

(10)	Benefit Liabilities
Benefit liabilities as of December 31, 2019 and 2018 are primarily related to the Deferred Compensation Plan and are classified as long-term based on having an expected timing of payout greater than one year.

ALASKA TANKER COMPANY, LLC
Notes to Financial Statements
December 31, 2019 and 2018

The Company’s Deferred Compensation Plan, which is an unfunded, nonqualified plan that allows eligible employees to defer up to 100% of their performance bonuses (i.e. Gainshare), or defer up to 50% (5% minimum) of their salary and select the deemed investments for their deferral and determine when to be paid out. Eligible employees can elect to receive payment either on a specified date, or on a specified date after termination of employment, and either in a lump sum or annual installments, with a maximum deferral period of 20 years.

(11)	Severance and Retention Costs
In 2019, the Company announced a Severance and Retention Program to all shore staff. The costs primarily included severance, retention and related taxes. Additionally, the Company also incurred severance costs associated with a contractual employment agreement deemed probable of payout as a result of the announced sale of the Company. Severance and Retention costs of $2,635,397 were expensed in 2019, and included in Due from Members as part of pre-operating revenues outside of time charters. Severance costs of $179,810 that were not part of the Severance and Retention Program were expensed as incurred in 2018.

(12)	Subsequent Events
As discussed in Footnote 1, OSG, completed the purchase of three U.S.-flagged crude oil carrier vessels, the Alaskan Explorer, Alaskan Legend, and Alaskan Navigator from BP and have entered into a bareboat charter with BP for a fourth vessel, the Alaskan Frontier. In connection with these transactions, OSG also completed the acquisition of ATC, making ATC a wholly owned subsidiary of OSG.

The Company has evaluated subsequent events from the balance sheet date through April 23, 2020, the date at which the financial statements were issued, and determined there are no other items to disclose.